Glacier Bancorp, Inc. Announces Results for Quarter Ended September 30, 2011

KALISPELL, Mont., Oct. 27, 2011 /PRNewswire/ --

HIGHLIGHTS:

  Excluding a goodwill impairment charge (net of tax) of $32.6 million, net operating earnings for the quarter was $13.6 million.
  Excluding the goodwill impairment charge, diluted earnings per share for the quarter was $0.19.
  Non-performing assets decreased $12.1 million, or 19 percent annualized, from the prior quarter.
  Early stage delinquencies (accruing 30-89 days past due) decreased $20.0 million, or 49 percent from the prior quarter.
  Non-interest bearing deposits increased $79.4 million, or 9 percent, from the prior quarter.
  Dividend declared of $0.13 per share during the quarter.

Results Summary

	Three Months ended		Nine Months ended
(Unaudited - Dollars in thousands,	September 30,	September 30,	September 30,	September 30,
except per share data)	2011	2010	2011	2010

Net (loss) earnings (GAAP)	$(19,048)	9,445	3,123	32,737
Add goodwill impairment charge, net of tax	32,613	-	32,613	-
Operating earnings (non-GAAP)	$13,565	9,445	35,736	32,737

Diluted (loss) earnings per share (GAAP)	$(0.27)	0.13	0.04	0.48
Add goodwill impairment charge, net of tax	0.46	-	0.46	-
Diluted earnings per share (non-GAAP)	$0.19	0.13	0.50	0.48

Return on average assets (annualized) (GAAP)	-1.08%	0.60%	0.22%	0.70%
Add goodwill impairment charge, net of tax	1.85%	-	0.48%	-
Return on average assets (annualized) (non-GAAP)	0.77%	0.60%	0.70%	0.70%

Return on average equity (annualized) (GAAP)	-8.61%	4.37%	1.76%	5.43%
Add goodwill impairment charge, net of tax	14.74%	-	3.80%	-
Return on average equity (annualized) (non-GAAP)	6.13%	4.37%	5.56%	5.43%

Excluding the goodwill impairment charge (net of tax) of $32.6 million, Glacier Bancorp, Inc. (Nasdaq GS: GBCI) reported operating earnings for the current quarter of $13.6 million or $0.19 per share, an increase of 46 percent from the prior year third quarter of $0.13 per share. Included in the per share quarterly results were gains (net of tax) of $497 thousand from the sale of investment securities in the current quarter and $1.2 million in the prior year third quarter. Operating earnings is considered a non-GAAP financial measure and additional information regarding this measurement and reconciliation is provided herein. "It is unfortunate bank stocks including this Company's stock took such a beating in the months of August and September. As a result, we booked a $32.6 million after-tax goodwill impairment charge." said Mick Blodnick, President and Chief Executive Officer. "This doesn't diminish the continuing improvement in our operating results this past quarter especially in our credit metrics," Blodnick said. Including the goodwill impairment charge, the net loss for the quarter was $19.0 million or $0.27 per share.

Excluding the goodwill impairment charge, operating earnings for the nine month period ended September 30, 2011 was $35.7 million or $0.50 per share, an increase of 4 percent from the prior year first nine months. Including the goodwill impairment charge, net earnings was $3.1 million or $0.04 per share for the nine month period ended September 30, 2011.

Non-GAAP Financial Measures

In addition to the results presented in accordance with accounting principles generally accepted in the United States of America ("GAAP"), this press release contains certain non-GAAP financial measures. The Company believes that providing these non-GAAP financial measures provides investors with information useful in understanding the Company's financial performance, performance trends, and financial position. While the Company uses these non-GAAP measures in its analysis of the Company's performance, this information should not be considered an alternative to measurements required by GAAP.

The preceding results summary table provides a reconciliation of certain GAAP financial measures to non-GAAP financial measures. The reconciling item between the GAAP and non-GAAP financial measures was the current quarter goodwill impairment charge (net of tax) of $32.6 million.

  The goodwill impairment charge was $40.2 million with a tax benefit of $7.6 million which resulted in a goodwill impairment charge (net of tax) of $32.6 million.  The tax benefit applied only to the $19.4 million of goodwill associated with taxable acquisitions and was determined based on the Company's marginal income tax rate of 38.9 percent.
  The diluted earnings per share reconciling item was determined based on the goodwill impairment charge (net of tax) divided by the weighted average diluted shares of 71,915,073.
  The goodwill impairment charge (net of tax) was included but not annualized in determining annualized earnings for both the GAAP return on average assets and GAAP return on average equity.  The average assets used in the GAAP and non-GAAP return on average assets ratios were $6.996 billion and $6.854 billion for the three and nine month periods, respectively. The average equity used in the GAAP and non-GAAP return on average equity ratios were $877 million and $860 million for the three and nine month periods, respectively.

Asset Summary

				$ Change from	$ Change from
	September 30,	December 31,	September 30,	December 31,	September 30,
(Unaudited - Dollars in thousands)	2011	2010	2010	2010	2010

Cash on hand and in banks	$ 98,151	71,465	83,684	26,686	14,467
Investment securities, interest bearing
cash deposits and federal funds sold	2,970,631	2,429,473	1,791,970	541,158	1,178,661
Loans receivable
Residential real estate	518,786	632,877	672,409	(114,091)	(153,623)
Commercial	2,336,744	2,451,091	2,515,767	(114,347)	(179,023)
Consumer and other	668,052	665,321	680,858	2,731	(12,806)
Loans receivable	3,523,582	3,749,289	3,869,034	(225,707)	(345,452)
Allowance for loan and lease losses	(138,093)	(137,107)	(134,257)	(986)	(3,836)
Loans receivable, net	3,385,489	3,612,182	3,734,777	(226,693)	(349,288)

Other assets	588,418	646,167	662,228	(57,749)	(73,810)
Total assets	$ 7,042,689	6,759,287	6,272,659	283,402	770,030

Total assets at September 30, 2011 were $7.043 billion, which was $65 million, or 1 percent, greater than total assets of $6.978 billion at June 30, 2011 and $770 million, or 12 percent, greater than total assets of $6.273 billion at September 30, 2010.

Investment securities, including interest bearing deposits and federal funds sold, increased $152 million, or 5 percent, during the quarter and increased $1.179 billion, or 66 percent, from September 30, 2010. During the previous two quarters, the Company has purchased investment securities to primarily offset the lack of loan growth and to maintain interest income. The investment securities purchased during the current quarter were predominately U.S. Agency Collateralized Mortgage Obligations ("CMO") with short weighted-average-lives. Investment securities represent 42 percent of total assets at September 30, 2011 versus 36 percent at December 31, 2010 and 29 percent at September 30, 2010. Excluding the increase in interest bearing cash deposits and unrealized gain on investment securities, the growth in the investment securities portfolio during the current quarter was $126 million compared to a decrease in the loan portfolio of $78.2 million during the current year.

At September 30, 2011, the loan portfolio was $3.524 billion, a decrease of $78.2 million, or 2 percent, during the quarter. Excluding net charge-offs of $18.9 million and loans transferred to other real estate owned of $14.9 million, loans decreased $44.4 million, or 1 percent, during the current quarter. During the first nine months of 2011, the loan portfolio decreased $226 million, or 6 percent, from total loans of $3.749 billion at December 31, 2010. Excluding net charge-offs of $54.8 million and loans transferred to other real estate owned of $64.5 million, loans decreased $106 million, or 3 percent, from December 31, 2010. During the past twelve months, the loan portfolio decreased $345 million, or 9 percent, over loans receivable of $3.869 billion at September 30, 2010. The largest decrease in dollars was in commercial loans which decreased $179 million, or 7 percent, from September 30, 2010. The largest percentage decrease was in real estate loans which decreased $154 million, or 23 percent, from September 30, 2010. The continued downturn in the economy and resulting lack of loan demand were the primary reasons for the decrease in the loan portfolio.

Other assets decreased $14.4 million from June 30, 2011 and decreased $73.8 million from September 30, 2010, such decreases including the current quarter goodwill impairment charge (net of tax) of $32.6 million.

Credit Quality Summary

	At or for the Nine	At or for the	At or for the Nine
	Months ended	Year ended	Months ended
(Unaudited - Dollars in thousands)	September 30, 2011	December 31, 2010	September 30, 2010

Allowance for loan and lease losses
Balance at beginning of period	$137,107	142,927	142,927
Provision for loan losses	55,825	84,693	57,318
Charge-offs	(58,298)	(93,950)	(68,868)
Recoveries	3,459	3,437	2,880
Balance at end of period	$138,093	137,107	134,257

Other real estate owned	$93,649	73,485	63,440
Accruing loans 90 days or more past due	4,002	4,531	5,335
Non-accrual loans	151,753	192,505	192,695
Total non-performing assets	$249,404	270,521	261,470

Non-performing assets as a percentage
of subsidiary assets	3.49%	3.91%	4.03%

Allowance for loan and lease losses as a
percentage of non-performing loans	89%	70%	68%

Allowance for loan and lease losses as a
percentage of total loans	3.92%	3.66%	3.47%

Net charge-offs as a percentage of total loans	1.56%	2.41%	1.71%

Accruing loans 30-89 days past due	$21,130	45,497	40,923

At September 30, 2011, the allowance for loan and lease losses ("allowance") was $138 million, an increase of $986 thousand from the prior year end and an increase of $3.8 million from a year ago. The allowance was 3.92 percent of total loans outstanding at September 30, 2011, compared to 3.66 percent at December 31, 2010 and 3.47 percent at September 30, 2010. The allowance was 89 percent of non-performing loans at September 30, 2011, an increase from 70 percent at the prior year end and from 68 percent a year ago.

Non-performing assets decreased $12.1 million, or 19 percent annualized, and non-performing loans decreased $6.2 million, or 15 percent annualized, during the current quarter. In addition to the decrease in non-performing loans, early stage delinquencies (accruing 30-89 days past due) of $21.1 million at September 30, 2011, significantly decreased from the prior quarter early stage delinquencies of $41.2 million and the prior year end early stage delinquencies of $45.5 million. The Company has continued to work diligently on its non-performing loans while maintaining an adequate allowance for loan losses and this was reflected in the credit quality ratios which have improved during the second and third quarters of 2011.

The largest category of non-performing assets was land, lot and other construction loans which was $135 million, or 54 percent, of non-performing assets at September 30, 2011. The majority of the loans in this category was $73.6 million of land development loans at September 30, 2011. Net charged-off land, lot and other construction loans during the nine months ended September 30, 2011 was $26.3 million, or 48 percent, of total net charged-off loans. Although land, lot and other construction loans have historically put pressure on the Company's credit quality, the Company has diligently reduced this category of non-performing assets by $20.2 million, or 13 percent, since prior year end. In addition, the Company has reduced land, lot and other construction loans by $148 million, or 27 percent, since prior year end.

Credit Quality Trends and Provision for Loan Losses

				Accruing
				Loans 30-89	Non-Performing
	Provision		ALLL	Days Past Due	Assets to
(Unaudited -	for Loan	Net	as a Percent	as a Percent of	Total Subsidiary
Dollars in thousands)	Losses	Charge-Offs	of Loans	Loans	Assets
Q3 2011	$17,175	18,877	3.92%	0.60%	3.49%
Q2 2011	19,150	20,184	3.88%	1.14%	3.68%
Q1 2011	19,500	15,778	3.86%	1.44%	3.78%
Q4 2010	27,375	24,525	3.66%	1.21%	3.91%
Q3 2010	19,162	26,570	3.47%	1.06%	4.03%
Q2 2010	17,246	19,181	3.58%	0.92%	4.01%
Q1 2010	20,910	20,237	3.58%	1.53%	4.19%
Q4 2009	36,713	19,116	3.52%	2.15%	4.13%

The current quarter provision for loan losses was $17.2 million, a decrease of $2.0 million from the prior quarter and a decrease of $2.0 million from the third quarter in 2010. Loan portfolio growth, composition, average loan size, credit quality considerations, and other environmental factors will continue to determine the level of additional provision for loan loss expense at each subsidiary bank. Net charged-off loans for the current quarter were $18.9 million compared to $20.2 million for the prior quarter and $26.6 million for the third quarter in 2010. A real positive this quarter was the decrease in early stage delinquencies (accruing 30-89 days past due) as a percentage of loans which dropped from 1.14 percent in the prior quarter to 0.60 percent as of September 30, 2011.

"Credit trends continue to move in the right direction. After a slow start in the spring, the activity level and interest in our bank owned property picked up significantly in the most recent quarter," Blodnick said. "Although winter is approaching, we are hopeful that the fourth quarter will continue this trend." For additional information regarding credit quality and identification of the loan portfolio by regulatory classification, see the exhibits at the end of this press release.

Liability Summary

				$ Change from	$ Change from
	September 30,	December 31,	September 30,	December 31,	September 30,
(Unaudited - Dollars in thousands)	2011	2010	2010	2010	2010

Non-interest bearing deposits	$ 996,265	855,829	887,637	140,436	108,628
Interest bearing deposits	3,774,263	3,666,073	3,530,204	108,190	244,059
Federal funds purchased	45,000	-	-	45,000	45,000
Repurchase agreements	301,820	249,403	237,609	52,417	64,211
FHLB advances	889,053	965,141	579,184	(76,088)	309,869
Other borrowed funds	14,792	20,005	17,386	(5,213)	(2,594)
Subordinated debentures	125,239	125,132	125,096	107	143
Other liabilities	44,869	39,500	41,889	5,369	2,980
Total liabilities	$ 6,191,301	5,921,083	5,419,005	270,218	772,296

As of September 30, 2011, non-interest bearing deposits of $996 million increased $79.4 million, or 9 percent, since June 30, 2011 and increased $109 million, or 12 percent, since September 30, 2010. The increase in non-interest bearing deposits was driven by the continued growth in the number of personal and business customers, as well as existing customers retaining cash deposits because of the uncertainty in the current economic environment and for liquidity purposes. Interest bearing deposits of $3.774 billion at September 30, 2011 included $186 million of reciprocal deposits (e.g., Certificate of Deposit Account Registry System deposits). Interest bearing deposits increased $108 million, or 3 percent, from the prior year end and included a $69.8 million increase in wholesale deposits including reciprocal deposits. Interest bearing deposits increased $244 million, or 7 percent, since September 30, 2010 and included a $121 million increase in wholesale deposits including reciprocal deposits. The increase in deposits was 92 percent of the increase in total liabilities since prior year end and was 46 percent of the increase in total liabilities in the previous twelve months. These increases in deposits have been beneficial to the Company in funding the investment security growth at low costs over the prior twelve months. Repurchase agreements were $302 million at September 30, 2011, an increase of $52.4 million, or 21 percent, from December 31, 2010 and an increase of $64.2 million, or 27 percent, from September 30, 2010.

To fund growth in the investment securities portfolios, the Company's level of borrowings has increased as needed to supplement deposit growth. Since prior year end, the Company's level of borrowings has remained stable with a decrease of $76.1 million in Federal Home Loan Bank ("FHLB") advances being partially offset by the increase in Federal funds purchased of $45.0 million. The Company's FHLB advances increased $310 million and federal funds purchased increased $45.0 million since September 30, 2010.

Stockholders' Equity Summary

				$ Change from	$ Change from
	September 30,	December 31,	September 30,	December 31,	September 30,
(Unaudited - Dollars in thousands, except per share data)	2011	2010	2010	2010	2010

Common equity	$ 811,738	837,676	837,212	(25,938)	(25,474)
Accumulated other comprehensive income	39,650	528	16,442	39,122	23,208
Total stockholders' equity	851,388	838,204	853,654	13,184	(2,266)
Goodwill and core deposit intangible, net	(114,941)	(157,016)	(157,774)	42,075	42,833
Tangible stockholders' equity	$ 736,447	681,188	695,880	55,259	40,567

Stockholders' equity to total assets	12.09%	12.40%	13.61%
Tangible stockholders' equity to total tangible assets	10.63%	10.32%	11.38%
Book value per common share	$ 11.84	11.66	11.87	0.18	(0.03)
Tangible book value per common share	$ 10.24	9.47	9.68	0.77	0.56
Market price per share at end of period	$ 9.37	15.11	14.59	(5.74)	(5.22)

Tangible stockholders' equity increased $40.6 million, or $0.56 per share since September 30, 2010 resulting in tangible stockholders' equity to tangible assets of 10.63 percent and tangible book value per share of $10.24 as of September 30, 2011. Total stockholders' equity and book value per share increased $13.2 million and $0.18 per share from the prior year end. The increase came primarily from accumulated other comprehensive income representing net unrealized gains or losses (net of tax) on the investment securities portfolio which was largely offset by the current quarter goodwill impairment charge (net of tax) of $32.6 million. The current quarter decrease in market price per share resulted from the high levels of volatility and dislocation in bank stock prices nationwide during the third quarter 2011.

Cash Dividend

On September 28, 2011, the Company's Board of Directors declared a cash dividend of $0.13 per share, payable October 20, 2011 to shareholders of record on October 11, 2011. Future cash dividends will depend on a variety of factors, including net income, capital, asset quality, general economic conditions and regulatory considerations.

Operating Results for Three Months Ended September 30, 2011 Compared to June 30, 2011 and September 30, 2010
Revenue Summary
	Three Months ended
	September 30,	June 30,	September 30,
(Unaudited - Dollars in thousands)	2011	2011	2010
Net interest income
Interest income	$ 71,433	71,562	72,103
Interest expense	11,297	11,331	13,581
Total net interest income	60,136	60,231	58,522

Non-interest income
Service charges, loan fees, and other fees	12,536	12,258	13,222
Gain on sale of loans	5,121	4,291	7,367
Gain (loss) on sale of investments	813	(591)	2,041
Other income	2,466	1,893	1,355
Total non-interest income	20,936	17,851	23,985
	$ 81,072	78,082	82,507

Net interest margin (tax-equivalent)	3.92%	4.01%	4.19%

	$ Change from	$ Change from	% Change from	% Change from
	June 30,	September 30,	June 30,	September 30,
(Unaudited - Dollars in thousands)	2011	2010	2011	2010
Net interest income
Interest income	$ (129)	$ (670)	0%	-1%
Interest expense	(34)	(2,284)	0%	-17%
Total net interest income	(95)	1,614	0%	3%

Non-interest income
Service charges, loan fees, and other fees	278	(686)	2%	-5%
Gain on sale of loans	830	(2,246)	19%	-30%
Gain (loss) on sale of investments	1,404	(1,228)	-238%	-60%
Other income	573	1,111	30%	82%
Total non-interest income	3,085	(3,049)	17%	-13%
	$ 2,990	$ (1,435)	4%	-2%

Net Interest Income

The current quarter net interest income of $60.1 million remained stable compared to the prior quarter. There was a small decrease in interest income compared to the prior quarter as loan interest income decreased which was largely offset by the increased investment income as the asset mix continued to shift to investments. The current quarter net interest margin as a percentage of earning assets, on a tax-equivalent basis, was 3.92 percent, a decrease of 9 basis points from the prior quarter net interest margin of 4.01 percent. Such decrease was a result of the decrease of 11 basis points in yields on earning assets, most of which was from lower yielding investment securities. "As expected, we did see some compression in the net interest margin during the quarter as we continued replacing higher yielding assets with investment securities," said Ron J. Copher, Chief Financial Officer. "The banks did a good job of lowering their funding cost, but it was not enough to offset the contraction in yields."

Net interest income for the current quarter increased by $1.6 million from the same quarter last year. The primary reason for the increase was the reduction in interest expense of $2.3 million, or 17 percent, as a result of the bank subsidiaries continuing reduction in deposit rates and obtaining lower cost borrowings. The funding cost for the current quarter was 87 basis points compared to 89 basis points for the prior quarter and 119 basis points for the prior year third quarter. The current quarter interest income included $7.6 million of premium amortization (net of discount accretion) on CMOs, such amount was an increase of $3.4 million over the prior year third quarter premium amortization. The premium amortization in the current quarter accounted for a 46 basis point reduction in the net interest margin compared to a 28 basis point reduction in the net interest margin for the prior year third quarter. The current quarter net interest margin was 3.92 percent, a decrease of 27 basis points from the 4.19 percent net interest margin for the prior year third quarter. In addition to the CMO premium amortization, the lower yield and volume of loans along with an increase in lower yielding investment securities has continued to put pressure on the net interest margin. The current quarter net interest margin included a 4 basis points reduction from the reversal of interest on non-accrual loans.

Non-interest Income

Non-interest income for the current quarter totaled $20.9 million, an increase of $3.1 million over the prior quarter and a decrease of $3.0 million over the same quarter last year. Service charge fee income of $12.5 million increased $278 thousand, or 2 percent, from the prior quarter and decreased $686 thousand, or 5 percent, from the prior year third quarter. Gain on sale of loans increased $830 thousand, or 19 percent, over the prior quarter and decreased $2.2 million, or 30 percent, over the same quarter last year. Such changes were the result of an increase in refinance activity during the third quarter of 2011, although at much lower levels than the refinance volume in the third quarter of 2010. Gain on the sale of investment securities was $813 thousand for the current quarter compared to a loss of $591 thousand on the sale of investment securities in the prior quarter and a gain of $2.0 million in the prior year third quarter. Other income of $2.5 million for the current quarter was an increase of $573 thousand from the prior quarter and an increase of $1.1 million from prior year third quarter. Increases from the prior quarter and the prior year third quarter in other income are attributable to other real estate owned operating revenue, gain on sale of other real estate owned and rental income from low income housing tax credit investments. Other real estate owned operating revenue and gain on sale of other real estate owned was $903 thousand for the current quarter compared to $697 thousand for the prior quarter and $469 thousand for the prior year quarter.

Non-interest Expense Summary

	Three Months ended
	September 30,	June 30,	September 30,
(Unaudited - Dollars in thousands)	2011	2011	2010

Compensation, employee benefits and related expense	$ 21,607	21,170	22,235
Occupancy and equipment expense	6,027	5,728	6,034
Advertising and promotions	1,762	1,635	1,912
Outsourced data processing expense	740	791	750
Other real estate owned expense	7,198	5,062	9,655
Federal Deposit Insurance Corporation premiums	1,638	2,197	2,633
Core deposit intangibles amortization	599	590	801
Other expense	8,568	9,047	7,995
Total non-interest expense before
goodwill impairment charge	48,139	46,220	52,015
Goodwill impairment charge	40,159	-	-
Total non-interest expense	$ 88,298	46,220	52,015

	$ Change from	$ Change from	% Change from	% Change from
	June 30,	September 30,	June 30,	September 30,
(Unaudited - Dollars in thousands)	2011	2010	2011	2010

Compensation, employee benefits and related expense	$ 437	$ (628)	2%	-3%
Occupancy and equipment expense	299	(7)	5%	0%
Advertising and promotions	127	(150)	8%	-8%
Outsourced data processing expense	(51)	(10)	-6%	-1%
Other real estate owned expense	2,136	(2,457)	42%	-25%
Federal Deposit Insurance Corporation premiums	(559)	(995)	-25%	-38%
Core deposit intangibles amortization	9	(202)	2%	-25%
Other expense	(479)	573	-5%	7%
Total non-interest expense before
goodwill impairment charge	1,919	(3,876)	4%	-7%
Goodwill impairment charge	40,159	40,159	n/m	n/m
Total non-interest expense	$ 42,078	$ 36,283	91%	70%

Excluding the goodwill impairment charge, non-interest expense of $48.1 million for the quarter increased by $1.9 million, or 4 percent, from the prior quarter and decreased by $3.9 million, or 7 percent, from the prior year third quarter. Other real estate owned expense increased $2.1 million, or 42 percent, from the prior quarter and decreased $2.5 million, or 25 percent, from the prior year third quarter. The current quarter other real estate owned expense of $7.2 million included $1.3 million of operating expense, $4.5 million of fair value write-downs, and $1.4 million of loss on sale of other real estate owned. Other real estate owned expense will fluctuate as the Company continues to work through non-performing loans and dispose of foreclosure properties.

Excluding other real estate owned expense, the Company and its bank subsidiaries continue to effectively manage other operating expenses. Compensation and employee benefits increased by $437 thousand, or 2 percent, from the prior quarter and decreased $628 thousand, or 3 percent, from the prior year third quarter. Occupancy and equipment expense increased $299 thousand, or 5 percent, from the prior quarter and was stable compared to the same quarter last year. Federal Deposit Insurance Corporation ("FDIC") premiums decreased $559 thousand, or 25 percent, from the prior quarter and decreased $995 thousand, or 38 percent, from the prior year third quarter as a result of a change in the FDIC assessment calculation. Other expense decreased $479 thousand, or 5 percent, from the prior quarter and increased $573 thousand, or 7 percent, from the same quarter last year.

Efficiency Ratio

The efficiency ratio for the current quarter was 48 percent compared to 50 percent for the prior year third quarter. The lower efficiency ratio was primarily the result of a decrease in operating expenses and a decrease in interest expense.

Operating Results for Nine Months Ended September 30, 2011 Compared to September 30, 2010
Revenue Summary
	Nine Months ended
	September 30,	September 30,
(Unaudited - Dollars in thousands)	2011	2010	$ Change	% Change
Net interest income
Interest income	$ 211,368	$ 219,319	$ (7,951)	-4%
Interest expense	34,297	41,214	(6,917)	-17%
Total net interest income	177,071	178,105	(1,034)	-1%

Non-interest income
Service charges, loan fees, and other fees	35,979	35,768	211	1%
Gain on sale of loans	14,106	17,391	(3,285)	-19%
Gain on sale of investments	346	2,597	(2,251)	-87%
Other income	5,751	5,830	(79)	-1%
Total non-interest income	56,182	61,586	(5,404)	-9%
	$ 233,253	$ 239,691	$ (6,438)	-3%

Net interest margin (tax-equivalent)	3.95%	4.32%

Net Interest Income

Net interest income for the first nine months of 2011 decreased $1.0 million, or 1 percent, over the same period last year as total interest income decreased $8.0 million, or 4 percent, while total interest expense decreased $6.9 million, or 17 percent. The decrease in interest income from the prior year resulted from the increase in premium amortization (as interest rates declined) coupled with the reduction in loan balances, the combination of which put further pressure on earning assets. Interest income also continues to reflect the Company's purchase of a significant amount of investment securities over the course of several quarters at lower yields than the loans they replaced. Interest income included $24.2 million in premium amortization (net of discount accretion) on CMOs which was an increase of $15.1 million from prior year, such increase the result of the increased purchases of CMOs combined with the continued refinance activity. The premium amortization in the first nine months of 2011 accounted for a 51 basis point reduction in the net interest margin compared to a 21 basis point reduction in the net interest margin for the same period last year. The decrease in interest expense was primarily attributable to the rate decreases on interest bearing deposits and lower cost borrowings. The funding cost for the first nine months of 2011 was 91 basis points compared to 120 basis points for the same period last year.

The net interest margin decreased 37 basis points from 4.32 percent for the first nine months of 2010 to 3.95 for the same period in 2011, such decrease attributable to a lower yield and volume of loans coupled with an increase in lower yielding investment securities and higher premium amortization.

Non-interest Income

Non-interest income of $56.2 million for the first nine months of 2011 decreased $5.4 million over the same period in 2010. Gain on sale of loans decreased $3.3 million, or 19 percent, from the same period in 2010 due to a significant reduction in refinance activity. Excluding the prior year $1.8 million gain on the sale of Mountain West Bank's merchant card servicing portfolio, other income increased $1.7 million over the same period in 2010 of which $796 thousand relates to other real estate owned operating revenue and gain on sale of other real estate owned.

Non-interest Expense Summary

	Nine Months ended
	September 30,	September 30,
(Unaudited - Dollars in thousands)	2011	2010	$ Change	% Change

Compensation, employee benefits and related expense	$ 64,380	$ 65,243	$ (863)	-1%
Occupancy and equipment expense	17,709	17,970	(261)	-1%
Advertising and promotions	4,881	5,148	(267)	-5%
Outsourced data processing expense	2,304	2,205	99	4%
Other real estate owned expense	14,359	19,346	(4,987)	-26%
Federal Deposit Insurance Corporation premiums	6,159	6,998	(839)	-12%
Core deposit intangibles amortization	1,916	2,422	(506)	-21%
Other expense	25,127	22,880	2,247	10%
Total non-interest expense before
goodwill impairment charge	136,835	142,212	(5,377)	-4%
Goodwill impairment charge	40,159	-	40,159	n/m
Total non-interest expense	$ 176,994	$ 142,212	$ 34,782	24%

Excluding the goodwill impairment charge, non-interest expense for the first nine months of 2011 decreased by $5.4 million, or 4 percent, from the same period in 2010. Compensation and employee benefits decreased $863 thousand, or 1 percent, and occupancy and equipment expense decreased $261 thousand, or 1 percent, from the prior year same period. Other real estate owned expense of $14.4 million decreased $5.0 million, or 26 percent, from the prior year period. The other real estate owned expense for the first nine months of 2011 included $4.0 million of operating expenses, $6.9 million of fair value write-downs, and $3.5 million of loss on sale of other real estate owned. FDIC premiums decreased $839 thousand, or 12 percent, from the prior year period as a result of a change in the FDIC assessment calculation. Other expense increased $2.2 million, or 10 percent, from the prior year period primarily due to an increase of $988 thousand from debit card expenses and various other expense categories.

Provision for loan losses

The provision for loan losses was $55.8 million for 2011, a decrease of $1.5 million, or 3 percent, from the same period in 2010. Net charged-off loans during the first nine months of 2011 was $54.8 million, a decrease of $11.1 million from the same period in 2010.

Efficiency Ratio

The efficiency ratio was 50 percent for both the first nine months of 2011 and 2010. There was a notable decrease in gain on sale of loans for the first nine months of 2011 compared to 2010 as refinance activity slowed during 2011. The decrease in gain on sale of loans was offset by increases in tax-exempt investment security income.

About Glacier Bancorp, Inc.

Glacier Bancorp, Inc. is a regional multi-bank holding company providing commercial banking services in 60 communities in Montana, Idaho, Utah, Washington, Wyoming and Colorado. Glacier Bancorp, Inc. is headquartered in Kalispell, Montana, and conducts its operations principally through eleven community bank subsidiaries. These subsidiaries include: six banks domiciled in Montana - Glacier Bank of Kalispell, First Security Bank of Missoula, Valley Bank of Helena, Big Sky Western Bank of Bozeman, Western Security Bank of Billings, and First Bank of Montana of Lewistown; two banks domiciled in Idaho - Mountain West Bank of Coeur d'Alene and Citizens Community Bank of Pocatello; two banks domiciled in Wyoming - 1st Bank of Evanston and First Bank of Wyoming; and one bank domiciled in Colorado - Bank of the San Juans of Durango.

Forward Looking Statements

This news release may contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements include, but are not limited to, statements about management's plans, objectives, expectations and intentions that are not historical facts, and other statements identified by words such as "expects," "anticipates," "intends," "plans," "believes," "should," "projects," "seeks," "estimates" or words of similar meaning. These forward-looking statements are based on current beliefs and expectations of management and are inherently subject to significant business, economic and competitive uncertainties and contingencies, many of which are beyond the Company's control. In addition, these forward-looking statements are subject to assumptions with respect to future business strategies and decisions that are subject to change. The following factors, among others, could cause actual results to differ materially from the anticipated results or other expectations in the forward-looking statements, including those set forth in this news release:

  the risks associated with lending and potential adverse changes of the credit quality of loans in the Company's portfolio, including as a result of declines in the housing and real estate markets in its geographic areas;
  increased loan delinquency rates;
  the risks presented by a continued economic downturn, which could adversely affect credit quality, loan collateral values, other real estate owned values, investment values, liquidity and capital levels, dividends and loan originations;
  changes in market interest rates, which could adversely affect the Company's net interest income and profitability;
  legislative or regulatory changes that adversely affect the Company's business, ability to complete pending or prospective future acquisitions, limit certain sources of revenue, or increase cost of operations;
  costs or difficulties related to the integration of acquisitions;
  the goodwill the Company has recorded in connection with acquisitions could become additionally impaired, which may have an adverse impact on our earnings and capital;
  reduced demand for banking products and services;
  the risks presented by public stock market volatility, which could adversely affect the market price of our common stock and our ability to raise additional capital in the future;
  competition from other financial services companies in our markets;
  loss of services from the senior management team; and
  the Company's success in managing risks involved in the foregoing.

The Company does not undertake any obligation to publicly correct or update any forward-looking statement if we later become aware that it is not likely to be achieved.

Visit our website at www.glacierbancorp.com

Glacier Bancorp, Inc.
Unaudited Condensed Consolidated Statements of Financial Condition

	September 30,	December 31,	September 30,
(Dollars in thousands, except per share data)	2011	2010	2010

Assets
Cash on hand and in banks	$98,151	71,465	83,684
Federal funds sold	-	-	29,675
Interest bearing cash deposits	35,620	33,626	2,155
Cash and cash equivalents	133,771	105,091	115,514

Investment securities, available-for-sale	2,935,011	2,395,847	1,760,140
Loans held for sale	67,876	76,213	114,926

Loans receivable	3,523,582	3,749,289	3,869,034
Allowance for loan and lease losses	(138,093)	(137,107)	(134,257)
Loans receivable, net	3,385,489	3,612,182	3,734,777

Premises and equipment, net	157,734	152,492	143,645
Other real estate owned	93,649	73,485	63,440
Accrued interest receivable	35,296	30,246	30,863
Deferred tax asset	20,572	40,284	29,968
Core deposit intangible, net	8,841	10,757	11,515
Goodwill	106,100	146,259	146,259
Non-marketable equity securities	49,691	65,040	65,019
Other assets	48,659	51,391	56,593

Total assets	$7,042,689	6,759,287	6,272,659

Liabilities
Non-interest bearing deposits	$996,265	855,829	887,637
Interest bearing deposits	3,774,263	3,666,073	3,530,204
Federal funds purchased	45,000	-	-
Securities sold under agreements to repurchase	301,820	249,403	237,609
Federal Home Loan Bank advances	889,053	965,141	579,184
Other borrowed funds	14,792	20,005	17,386
Subordinated debentures	125,239	125,132	125,096
Accrued interest payable	5,693	7,245	7,750
Other liabilities	39,176	32,255	34,139
Total liabilities	6,191,301	5,921,083	5,419,005

Stockholders' Equity
Preferred shares, $0.01 par value per share, 1,000,000
shares authorized, none issued or outstanding	-	-	-
Common stock, $0.01 par value per share, 117,187,500
shares authorized	719	719	719
Paid-in capital	642,880	643,894	643,674
Retained earnings - substantially restricted	168,139	193,063	192,819
Accumulated other comprehensive income	39,650	528	16,442
Total stockholders' equity	851,388	838,204	853,654

Total liabilities and stockholders' equity	$7,042,689	6,759,287	6,272,659

Number of common stock shares issued and outstanding	71,915,073	71,915,073	71,915,073

Glacier Bancorp, Inc.
Unaudited Condensed Consolidated Statements of Operations

	Three Months ended September 30,		Nine Months ended September 30,
(Dollars in thousands, except per share data)	2011	2010	2011	2010

Interest Income
Residential real estate loans	$7,990	11,367	24,862	34,621
Commercial loans	32,585	35,734	98,620	109,409
Consumer and other loans	10,224	10,599	30,885	31,959
Investment securities, available-for-sale	20,634	14,403	57,001	43,330
Total interest income	71,433	72,103	211,368	219,319

Interest Expense
Deposits	6,218	9,142	19,890	27,695
Securities sold under agreements to repurchase	357	412	1,033	1,227
Federal Home Loan Bank advances	3,491	2,318	9,132	7,083
Federal funds purchased and other borrowed funds	60	26	155	242
Subordinated debentures	1,171	1,683	4,087	4,967
Total interest expense	11,297	13,581	34,297	41,214

Net Interest Income	60,136	58,522	177,071	178,105

Provision for loan losses	17,175	19,162	55,825	57,318
Net interest income after provision for loan losses	42,961	39,360	121,246	120,787

Non-Interest Income
Service charges and other fees	11,563	11,956	33,101	32,117
Miscellaneous loan fees and charges	973	1,266	2,878	3,651
Gain on sale of loans	5,121	7,367	14,106	17,391
Gain on sale of investments	813	2,041	346	2,597
Other income	2,466	1,355	5,751	5,830
Total non-interest income	20,936	23,985	56,182	61,586

Non-Interest Expense
Compensation, employee benefits and related expense	21,607	22,235	64,380	65,243
Occupancy and equipment expense	6,027	6,034	17,709	17,970
Advertising and promotions	1,762	1,912	4,881	5,148
Outsourced data processing expense	740	750	2,304	2,205
Other real estate owned expense	7,198	9,655	14,359	19,346
Federal Deposit Insurance Corporation premiums	1,638	2,633	6,159	6,998
Core deposit intangibles amortization	599	801	1,916	2,422
Goodwill impairment charge	40,159	-	40,159	-
Other expense	8,568	7,995	25,127	22,880
Total non-interest expense	88,298	52,015	176,994	142,212

(Loss) Earnings Before Income Taxes	(24,401)	11,330	434	40,161

Federal and state income tax (benefit) expense	(5,353)	1,885	(2,689)	7,424

Net (Loss) Earnings	$(19,048)	9,445	3,123	32,737

Basic (loss) earnings per share	$(0.27)	0.13	0.04	0.48
Diluted (loss) earnings per share	$(0.27)	0.13	0.04	0.48
Dividends declared per share	$0.13	0.13	0.39	0.39
Average outstanding shares - basic	71,915,073	71,915,073	71,915,073	68,897,348
Average outstanding shares - diluted	71,915,073	71,915,073	71,915,073	68,899,228

Glacier Bancorp, Inc.
Average Balance Sheet

	Three Months ended 9/30/11			Nine Months ended 9/30/11
			Average			Average
	Average	Interest &	Yield/	Average	Interest &	Yield/
(Dollars in thousands)	Balance	Dividends	Rate	Balance	Dividends	Rate
Assets
Residential real estate loans	$ 562,150	7,990	5.68%	$ 574,736	24,862	5.77%
Commercial loans	2,353,642	32,585	5.49%	2,387,505	98,620	5.52%
Consumer and other loans	673,254	10,224	6.02%	687,669	30,885	6.00%
Total loans and loans held for sale	3,589,046	50,799	5.62%	3,649,910	154,367	5.65%
Tax-exempt investment securities(1)	749,951	8,209	4.38%	675,536	22,791	4.50%
Taxable investment securities(2)	2,147,343	12,425	2.31%	2,053,122	34,210	2.22%
Total earning assets	6,486,340	71,433	4.37%	6,378,568	211,368	4.43%
Goodwill and intangibles	155,433			156,052
Non-earning assets	354,387			319,087
Total assets	$ 6,996,160			$ 6,853,707

Liabilities
NOW accounts	$ 775,952	480	0.25%	$ 767,748	1,546	0.27%
Savings accounts	392,271	128	0.13%	384,476	422	0.15%
Money market deposit accounts	880,389	913	0.41%	875,085	2,996	0.46%
Certificate accounts	1,097,437	3,995	1.44%	1,082,193	12,646	1.56%
Wholesale deposits(3)	665,520	702	0.42%	616,012	2,280	0.49%
FHLB advances	885,263	3,491	1.56%	934,810	9,132	1.31%
Repurchase agreements, federal funds
purchased and other borrowed funds	438,001	1,588	1.44%	406,220	5,275	1.74%
Total interest bearing liabilities	5,134,833	11,297	0.87%	5,066,544	34,297	0.91%
Non-interest bearing deposits	941,835			894,830
Other liabilities	42,236			32,301
Total liabilities	6,118,904			5,993,675

Stockholders' Equity
Common stock	719			719
Paid-in capital	642,879			643,227
Retained earnings	204,350			201,819
Accumulated other
comprehensive income	29,308			14,267
Total stockholders' equity	877,256			860,032
Total liabilities and
stockholders' equity	$ 6,996,160			$ 6,853,707

Net interest income		$ 60,136			$ 177,071
Net interest spread			3.50%			3.52%
Net interest margin			3.68%			3.71%
Net interest margin (tax-equivalent)			3.92%			3.95%
(1) Excludes tax effect of $3,634,000 and $10,090,000 on tax-exempt investment security income for the three and nine months ended September 30, 2011, respectively.

(2) Excludes tax effect of $392,000 and $1,176,000 on investment security tax credits for the three and nine months ended September 30, 2011, respectively.

(3) Wholesale deposits include brokered deposits classified as NOW, money market deposit, and certificate accounts.

Glacier Bancorp, Inc.
Loan Portfolio - by Regulatory Classification - Unaudited

	Loans Receivable by Bank			% Change	% Change
	Balance	Balance	Balance	from	from
(Dollars in thousands)	9/30/11	12/31/10	9/30/10	12/31/10	9/30/10
Glacier	$799,292	866,097	891,508	-8%	-10%
Mountain West	706,589	821,135	884,648	-14%	-20%
First Security	584,172	571,925	575,980	2%	1%
Western	280,683	305,977	322,452	-8%	-13%
1st Bank	249,674	266,505	275,650	-6%	-9%
Valley	192,531	183,003	194,705	5%	-1%
Big Sky	232,053	249,593	259,474	-7%	-11%
First Bank-WY	134,952	143,224	151,134	-6%	-11%
Citizens	164,740	168,972	173,941	-3%	-5%
First Bank-MT	119,308	109,310	114,665	9%	4%
San Juans	134,592	143,574	143,616	-6%	-6%
Eliminations and other	(7,128)	(3,813)	(3,813)	87%	87%
Loans held for sale	(67,876)	(76,213)	(114,926)	-11%	-41%
Total	$3,523,582	3,749,289	3,869,034	-6%	-9%

	Land, Lot and Other Construction Loans by Bank			% Change	% Change
	Balance	Balance	Balance	from	from
(Dollars in thousands)	9/30/11	12/31/10	9/30/10	12/31/10	9/30/10
Glacier	$108,291	148,319	150,167	-27%	-28%
Mountain West	95,794	147,991	173,543	-35%	-45%
First Security	51,531	72,409	74,168	-29%	-31%
Western	20,444	29,535	30,552	-31%	-33%
1st Bank	22,054	29,714	29,520	-26%	-25%
Valley	14,046	12,816	13,423	10%	5%
Big Sky	45,514	53,648	56,440	-15%	-19%
First Bank-WY	7,363	12,341	12,630	-40%	-42%
Citizens	9,095	12,187	12,622	-25%	-28%
First Bank-MT	745	830	799	-10%	-7%
San Juans	24,566	30,187	31,389	-19%	-22%
Other	2,166	-	-	n/m	n/m
Total	$401,609	549,977	585,253	-27%	-31%

	Land, Lot and Other Construction Loans by Bank, by Type at 9/30/11
		Consumer		Developed	Commercial
	Land	Land or	Unimproved	Lots for	Developed	Other
(Dollars in thousands)	Development	Lot	Land	Operative Builders	Lot	Construction
Glacier	$43,886	23,518	25,817	7,613	5,204	2,253
Mountain West	14,252	50,759	5,796	12,904	3,874	8,209
First Security	22,916	6,890	16,589	3,465	550	1,121
Western	9,914	4,397	2,993	537	1,698	905
1st Bank	4,858	7,738	2,762	263	1,554	4,879
Valley	1,996	4,656	1,375	-	3,368	2,651
Big Sky	13,333	14,770	7,711	972	2,772	5,956
First Bank-WY	1,786	3,698	805	517	80	477
Citizens	1,961	893	2,270	-	676	3,295
First Bank-MT	-	64	623	-	58	-
San Juans	1,598	13,034	1,913	-	7,251	770
Other	-	-	-	-	-	2,166
Total	$116,500	130,417	68,654	26,271	27,085	32,682

						Custom &
	Residential Construction Loans by Bank, by Type			% Change	% Change	Owner	Pre-Sold
	Balance	Balance	Balance	from	from	Occupied	& Spec
(Dollars in thousands)	9/30/11	12/31/10	9/30/10	12/31/10	9/30/10	9/30/11	9/30/11
Glacier	$31,846	34,526	42,975	-8%	-26%	$6,569	25,277
Mountain West	12,592	21,375	22,829	-41%	-45%	6,102	6,490
First Security	8,526	10,123	12,375	-16%	-31%	3,736	4,790
Western	1,378	1,350	1,294	2%	6%	433	945
1st Bank	3,381	6,611	10,037	-49%	-66%	1,858	1,523
Valley	3,405	4,950	5,550	-31%	-39%	2,221	1,184
Big Sky	10,607	11,004	13,724	-4%	-23%	1,110	9,497
First Bank-WY	2,718	1,958	2,105	39%	29%	2,718	-
Citizens	7,946	9,441	11,175	-16%	-29%	3,498	4,448
First Bank-MT	109	502	135	-78%	-19%	109	-
San Juans	6,897	7,018	8,421	-2%	-18%	3,238	3,659
Total	$89,405	108,858	130,620	-18%	-32%	$31,592	57,813

n/m - not measurable

Glacier Bancorp, Inc.
Loan Portfolio - by Regulatory Classification - Unaudited (continued)

	Single Family Residential Loans by Bank, by Type			% Change	% Change	1st	Junior
	Balance	Balance	Balance	from	from	Lien	Lien
(Dollars in thousands)	9/30/11	12/31/10	9/30/10	12/31/10	9/30/10	9/30/11	9/30/11
Glacier	$171,245	187,683	193,110	-9%	-11%	$150,781	20,464
Mountain West	260,207	282,429	297,676	-8%	-13%	224,093	36,114
First Security	89,462	92,011	93,629	-3%	-4%	75,017	14,445
Western	40,388	42,070	56,914	-4%	-29%	38,285	2,103
1st Bank	54,647	59,337	59,102	-8%	-8%	50,055	4,592
Valley	57,514	60,085	66,344	-4%	-13%	47,685	9,829
Big Sky	29,196	32,496	34,895	-10%	-16%	26,351	2,845
First Bank-WY	12,728	13,948	15,169	-9%	-16%	9,465	3,263
Citizens	22,304	19,885	25,940	12%	-14%	20,973	1,331
First Bank-MT	8,322	8,618	9,314	-3%	-11%	7,342	980
San Juans	27,550	29,124	29,164	-5%	-6%	25,933	1,617
Total	$773,563	827,686	881,257	-7%	-12%	$675,980	97,583

	Commercial Real Estate Loans by Bank, by Type			% Change	% Change	Owner	Non-Owner
	Balance	Balance	Balance	from	from	Occupied	Occupied
(Dollars in thousands)	9/30/11	12/31/10	9/30/10	12/31/10	9/30/10	9/30/11	9/30/11
Glacier	$219,948	224,215	228,090	-2%	-4%	$114,242	105,706
Mountain West	190,744	206,732	221,761	-8%	-14%	118,353	72,391
First Security	263,478	227,662	225,806	16%	17%	179,177	84,301
Western	108,688	103,443	104,052	5%	4%	63,320	45,368
1st Bank	56,655	58,353	61,460	-3%	-8%	41,438	15,217
Valley	56,410	50,325	51,985	12%	9%	35,194	21,216
Big Sky	84,681	88,135	90,337	-4%	-6%	55,590	29,091
First Bank-WY	25,105	27,609	28,336	-9%	-11%	18,623	6,482
Citizens	59,387	61,737	60,070	-4%	-1%	36,793	22,594
First Bank-MT	17,183	17,492	17,095	-2%	1%	10,073	7,110
San Juans	50,963	50,066	49,530	2%	3%	28,775	22,188
Total	$1,133,242	1,115,769	1,138,522	2%	0%	$701,578	431,664

	Consumer Loans by Bank, by Type			% Change	% Change	Home Equity	Other
	Balance	Balance	Balance	from	from	Line of Credit	Consumer
(Dollars in thousands)	9/30/11	12/31/10	9/30/10	12/31/10	9/30/10	9/30/11	9/30/11
Glacier	$138,174	150,082	155,150	-8%	-11%	$123,936	14,238
Mountain West	65,800	70,304	71,818	-6%	-8%	57,831	7,969
First Security	68,188	71,677	74,765	-5%	-9%	44,045	24,143
Western	40,441	43,081	46,772	-6%	-14%	28,283	12,158
1st Bank	37,174	40,021	41,937	-7%	-11%	14,778	22,396
Valley	23,703	23,745	25,204	0%	-6%	14,418	9,285
Big Sky	27,473	27,733	27,462	-1%	0%	23,993	3,480
First Bank-WY	22,658	24,217	26,416	-6%	-14%	13,331	9,327
Citizens	28,081	29,040	30,566	-3%	-8%	23,726	4,355
First Bank-MT	7,513	8,005	7,937	-6%	-5%	3,495	4,018
San Juans	13,800	14,848	13,900	-7%	-1%	12,623	1,177
Total	$473,005	502,753	521,927	-6%	-9%	$360,459	112,546

Glacier Bancorp, Inc.
Credit Quality Summary - Unaudited

				Non-	Accruing	Other
	Non-performing Assets, by Loan Type			Accruing	Loans 90 Days	Real Estate
	Balance	Balance	Balance	Loans	or More Past Due	Owned
(Dollars in thousands)	9/30/11	12/31/10	9/30/10	9/30/11	9/30/11	9/30/11
Custom and owner
occupied construction	$2,440	2,575	4,126	1,025	-	1,415
Pre-sold and spec construction	10,375	16,071	19,628	2,138	-	8,237
Land development	73,550	83,989	81,505	38,687	657	34,206
Consumer land or lots	10,128	12,543	11,488	4,505	567	5,056
Unimproved land	39,925	44,116	40,082	18,347	706	20,872
Developed lots for operative
builders	4,195	7,429	8,721	1,453	-	2,742
Commercial lots	2,211	3,110	3,219	251	-	1,960
Other construction	4,832	3,837	3,485	4,832	-	-
Commercial real estate	32,287	36,978	30,107	24,873	34	7,380
Commercial and industrial	14,982	13,127	14,005	12,878	1,461	643
Agriculture loans	7,115	5,253	5,645	6,572	-	543
1-4 family	39,934	34,791	31,782	29,533	523	9,878
Home equity lines of credit	6,622	4,805	5,446	6,014	36	572
Consumer	322	446	746	189	18	115
Other	486	1,451	1,485	456	-	30
Total	$249,404	270,521	261,470	151,753	4,002	93,649

					Non-Accrual &
	Accruing 30-89 Days Delinquent Loans and			Accruing	Accruing Loans	Other
	Non-Performing Assets, by Bank			30-89 Days	90 Days or	Real Estate
	Balance	Balance	Balance	Past Due	More Past Due	Owned
(Dollars in thousands)	9/30/11	12/31/10	9/30/10	9/30/11	9/30/11	9/30/11
Glacier	$74,783	75,869	77,144	7,071	58,367	9,345
Mountain West	58,264	83,872	71,780	3,103	25,800	29,361
First Security	54,310	59,770	55,627	4,642	35,880	13,788
Western	8,652	11,237	10,293	1,026	461	7,165
1st Bank	19,096	16,686	18,166	2,774	10,592	5,730
Valley	1,951	1,900	1,916	583	536	832
Big Sky	20,911	21,739	23,882	171	11,968	8,772
First Bank-WY	10,335	9,901	10,519	604	7,707	2,024
Citizens	5,906	8,000	7,989	589	4,050	1,267
First Bank-MT	116	553	669	60	56	-
San Juans	5,059	6,549	5,252	507	338	4,214
GORE	11,151	19,942	19,156	-	-	11,151
Total	$270,534	316,018	302,393	21,130	155,755	93,649

					Provision for
				Provision for	Year-to-Date	ALLL
	Allowance for Loan and Lease Losses			Year-to-Date	Ended 9/30/11	as a Percent
	Balance	Balance	Balance	Ended	Over Net	of Loans
(Dollars in thousands)	9/30/11	12/31/10	9/30/10	9/30/11	Charge-Offs	9/30/11
Glacier	$35,854	34,701	34,936	15,700	1.1	4.53%
Mountain West	35,437	35,064	28,963	26,000	1.0	5.20%
First Security	21,898	19,046	19,007	7,250	1.6	3.77%
Western	7,459	7,606	8,719	550	0.8	2.78%
1st Bank	8,998	10,467	11,224	1,825	0.6	3.63%
Valley	4,227	4,651	4,752	-	-	2.24%
Big Sky	8,883	9,963	10,450	2,100	0.7	3.85%
First Bank-WY	2,712	2,527	2,498	500	1.6	2.02%
Citizens	5,272	5,502	6,000	1,100	0.8	3.41%
First Bank-MT	3,022	3,020	3,070	-	-	2.53%
San Juans	4,331	4,560	4,638	800	0.8	3.22%
Total	$138,093	137,107	134,257	55,825	1.0	3.92%

Glacier Bancorp, Inc.
Credit Quality Summary - Unaudited (continued)

	Net Charge-Offs (Recoveries), Year-to-Date
	Period Ending, By Bank
	Balance	Balance	Balance	Charge-Offs	Recoveries
(Dollars in thousands)	9/30/11	12/31/10	9/30/10	9/30/11	9/30/11
Glacier	$14,547	24,327	22,342	15,639	1,092
Mountain West	25,627	47,487	31,888	26,818	1,191
First Security	4,398	7,296	4,335	4,812	414
Western	697	2,106	743	848	151
1st Bank	3,294	2,578	1,821	3,687	393
Valley	424	216	115	445	21
Big Sky	3,180	4,048	2,986	3,275	95
First Bank-WY	315	605	634	334	19
Citizens	1,330	1,363	765	1,400	70
First Bank-MT	(2)	149	99	10	12
San Juans	1,029	338	260	1,030	1
Total	$54,839	90,513	65,988	58,298	3,459

	Net Charge-Offs (Recoveries), Year-to-Date
	Period Ending, By Loan Type
	Balance	Balance	Balance	Charge-Offs	Recoveries
(Dollars in thousands)	9/30/11	12/31/10	9/30/10	9/30/11	9/30/11
Residential construction	$4,950	7,147	6,248	5,081	131
Land, lot and other construction	26,341	51,580	37,456	27,962	1,621
Commercial real estate	6,875	10,181	7,965	7,146	271
Commercial and industrial	7,365	5,612	4,010	7,758	393
Agriculture loans	134	-	-	136	2
1-4 family	6,082	9,897	6,771	6,475	393
Home equity lines of credit	2,343	4,496	2,987	2,711	368
Consumer	454	951	583	706	252
Other	295	649	(32)	323	28
Total	$54,839	90,513	65,988	58,298	3,459

CONTACT: Michael J. Blodnick, +1-406-751-4701, or Ron J. Copher, +1-406-751-7706, both for Glacier Bancorp, Inc.